Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-212600, 333-214258, 333-221214, 333-235422, 333-254225 and 333-264248 on Form S-8, and in Registration Statement No. 333-251010 on Form S-3, of our report dated October 30, 2023, related to the consolidated financial statements of Zedge, Inc. as of July 31, 2023 and for the fiscal year then ended, included in this Annual Report on Form 10-K for the fiscal year ended July 31, 2023.

/s/ UHY LLP

New York, New York

October 30, 2023